U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 24, 2011

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Emeritus Corporation (the “Company”) was held on May 24, 2011 (the “2011 Annual Meeting”).  At the 2011 Annual Meeting, the Company’s shareholders voted on the following matters with the following voting results:

1.
Election of one director nominated by the Company’s Board of Directors (the “Board of Directors”) into Class I of the Board of Directors to serve until the Company’s 2012 Annual Meeting of Shareholders and election of three directors nominated by the Board of Directors into Class III of the Board of Directors to serve until the Company’s 2014 Annual Meeting of Shareholders.

Nominee	For	Withhold	Broker Non-vote
Class I
H.R. Brereton Barlow	36,175,086	229,049	3,223,337
Class III
Daniel R. Baty	36,093,968	310,167	3,223,337
Bruce L. Busby	36,094,012	310,123	3,223,337
James R. Ladd	36,176,742	227,393	3,223,337

2.	Advisory resolution on executive compensation.

For	Against	Abstain	Broker Non-vote
31,502,690	4,881,101	20,344	3,223,337

3.	Advisory vote on the frequency of future advisory votes on executive compensation.

One	Two	Three
Year	Years	Years	Abstain	Broker Non-vote
13,295,348	843,100	22,246,117	19,570	3,223,337

Consistent with the Board of Directors’ recommendation in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2011, and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation every three years.

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

For	Against	Abstain	Broker Non-vote
39,517,448	11,462	98,562	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 26, 2011		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—Finance
and Chief Financial Officer